Exhibit 10.3

DPS GUARANTEE

This DPS Guarantee (as amended, supplemented, restated, replaced or otherwise modified from time to time, this “Guarantee”) is dated as of August 1, 2013 between

DECISIONPOINT SYSTEMS, INC.
(together with its successors and permitted assigns, the “Guarantor”)

and

KAREN DALICANDRO
(“Karen”)

and

2293046 ONTARIO INC.,
a corporation formed under the laws of Ontario
(“Karenco”)

RECITALS

A. Pursuant to a share purchase agreement dated as of June ____, 2012 (the “Purchase Agreement”) between 2314505 Ontario Inc. (the “Purchaser”), the Guarantor, Karen, Karenco and Donald Dalicandro, the Purchaser agreed to purchase from Karen and Karenco (collectively, the “Vendors”), and the Vendors agreed to sell to the Purchaser, all of the issued and outstanding shares in the capital of the Apex Systems Integrators Inc. (the “Corporation”).

B. As partial consideration for the purchase of shares in the capital of the Corporation, the Purchaser has issued in favour of the Vendors a convertible note dated the date hereof in the principal amount of CAD$● (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time, the “Convertible Note”).

C. The Purchaser is a wholly-owned subsidiary of the Guarantor. In order to induce the Vendor to enter into the Purchase Agreement, and for other good and valuable consideration, Guarantor has agreed to provide the Vendor with this Guarantee.

D. Guarantor has determined that it is in its interest and to its financial benefit that it enters into this Guarantee.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1  – INTERPRETATION

1.1 Definitions

Capitalized terms used but not defined in this Guarantee shall have the meanings set forth in Schedule 1.1, and the rules of construction and interpretation set forth in the Schedule 1.1 shall apply to this Guarantee.

1.2 Recitals

The recitals to this Guarantee form an integral part of this Guarantee and are true and correct.

SECTION 2  – GUARANTEE

2.1 Guarantee

Guarantor hereby irrevocably and unconditionally guarantees to Vendors for the benefit of Vendors and their respective heirs, executors, transferees and permitted assigns (collectively, the “Guaranteed Parties”) the punctual and complete payment and satisfaction when due (whether at stated maturity, by acceleration or otherwise), and at all times thereafter, of all the Obligations, together with all other obligations and indebtedness of Guarantor under this Guarantee (collectively, the “Guaranteed Obligations”).  Guarantor also agrees to pay any and all commercially reasonable expenses (including reasonable counsel fees and expenses on a substantial indemnity basis) incurred by any Guaranteed Party in enforcing any rights under this Guarantee.  Guarantor agrees that this Guarantee is a guarantee of payment and performance and not of collection, and that its obligations under this Guarantee shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a)
the genuineness, validity, regularity, enforceability or any future amendment of or change in the Purchase Agreement, the Convertible Note, this Guarantee or any other agreement, document or instrument to which Guarantor or the Purchaser is or may become a party;

(b)	the absence of any action to enforce the Convertible Note or the waiver or consent by Vendors with respect to any of the provisions thereof;

(c)
the existence, value or condition of, or the failure to perfect the security interest of the Vendors in any collateral for the Obligations or any action, or the absence of any action by any Guaranteed Party in respect thereof (including the release of any such security);

(d)	the insolvency of the Purchaser; or

(e)	any other action or circumstances that might otherwise constitute a legal or equitable discharge or defence of a surety or guarantor,

it being agreed by Guarantor that its obligations under this Guarantee shall not be discharged until the Guaranteed Obligations have been fully and irrevocably paid in full and the Convertible Note has been discharged in accordance with its terms.  Guarantor and Vendors acknowledge and agree that the foregoing waivers are of the essence of the transaction contemplated by the Purchase Agreement and that, but for this Guarantee and such waivers, Vendors would decline to enter into the Purchase Agreement.

2.2 Indemnity

In addition to the foregoing, as an original and independent obligation under this Guarantee, Guarantor shall:

(a)
indemnify and save the Guaranteed Parties harmless from and against any cost, loss, expense or liability of whatever kind (including all commercially reasonable legal and other costs, charges and expenses incurred by the Guaranteed Parties in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guarantee) which may arise or result from the failure by the Purchaser to make due and punctual payment or performance of any of the Guaranteed Obligations or which may arise or result from any of the Guaranteed Obligations or the Convertible Note being or becoming for any reason whatsoever, in whole or in part (i) void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable against the Purchaser, or (ii) released or discharged by operation of law, including in either case as a result of the bankruptcy or insolvency of the Purchaser; and

(b)
pay on demand the amount of such cost, loss, expense or liability whether or not any of the Guaranteed Parties has attempted to enforce any rights against the Purchaser or any other Person or otherwise.

SECTION 3  – OBLIGATIONS ABSOLUTE

3.1 Obligations Absolute

The obligations of Guarantor hereunder are and shall be absolute and unconditional and any money or amounts expressed to be owing or payable by Guarantor hereunder which may not be recoverable from Guarantor on the footing of a guarantee shall be recoverable from Guarantor as a primary obligor and principal debtor in respect thereof pursuant to Section 2.2.

3.2 Obligations Continuing

The obligations of Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of Guarantor hereunder (whether such payment shall have been by or on behalf of the Purchaser or by or on behalf of Guarantor) is rescinded or reclaimed from any Guaranteed Party, upon the insolvency, bankruptcy, liquidation or reorganization of Guarantor, the Purchaser or otherwise, all as though such payment had not been made.

SECTION 4  – OBLIGATIONS NOT AFFECTED

4.1 Obligations Not Affected

The obligations of Guarantor hereunder shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to Guarantor or Vendors) which, but for this provision, might constitute a whole or partial defence to a claim against Guarantor hereunder or might operate to release or otherwise exonerate Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of Vendors or otherwise, and Guarantor hereby irrevocably waives any defence it may now or hereafter have in any way relating to any of the foregoing, including:

(a)
any limitation of status or power, disability, incapacity or other circumstance relating to Guarantor or the Purchaser, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting Guarantor or the Purchaser;

(b)	any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of Guarantor or the Purchaser;

(c)	any failure of the Purchaser, whether or not without fault on its part, to perform or comply with any of the provisions of the Convertible Note or to give notice thereof to Guarantor;

(d)
the taking, enforcing or exercising or the refusal or neglect to take, enforce or exercise any right or remedy from or against the Purchaser or its assets or the release or discharge of any such right or remedies;

(e)	the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Purchaser;

(f)	any amendment, restatement, variation, modification, supplement or replacement of the Convertible Note or any other document or instrument;

(g)	any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Purchaser or Guarantor;

(h)	any merger or amalgamation of the Purchaser or Guarantor with any Person or Persons;

(i)
the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of Guarantor under this Guarantee; and

(j)	the existence of any claim, set-off or other rights that Guarantor may have at any time against the Purchaser, whether in connection with the Purchase Agreement or otherwise.

4.2 Waiver

Without in any way limiting the provisions of Section 4.1 hereof, Guarantor hereby waives notice of acceptance hereof, notice of any liability of Guarantor hereunder, notice or proof of reliance by any Guaranteed Party, upon the obligations of Guarantor hereunder, and diligence, presentment, demand for payment on Guarantor or the Purchaser, protest, notice of dishonour or non-payment of any of the Guaranteed Obligations, or subject to Applicable Law, other notice or formalities to Guarantor or the Purchaser of any kind whatsoever.  Guarantor further hereby waives any requirement that Vendors protect, secure, perfect or insure any security interest or encumbrance or any property subject thereto or exhaust any right or take any action against the Purchaser, or any other Person or any collateral.

4.3 No Obligation to Take Action Against the Purchaser

No Guaranteed Party shall have any obligation to enforce any rights or remedies or to take any other steps against the Purchaser, or any other Person or any property of the Purchaser or any other Person before Vendors are entitled to demand payment and performance by Guarantor of its liabilities and obligations under this Guarantee, and Guarantor hereby waives all benefit of discussion.  The obligations of Guarantor hereunder are independent of the Obligations and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Purchaser or whether the Purchaser is joined in any such action or actions.

4.4 Dealing with Others

Any Guaranteed Party may, without releasing, discharging, limiting or otherwise affecting in whole or in part Guarantor’s obligations and liabilities hereunder and without the consent of or notice to Guarantor, may:

(a)	grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Purchaser;

(b)	amend, vary, modify, supplement or replace the Convertible Note or any other related document or instrument (other than this Guarantee);

(c)	take or abstain from taking security or collateral from the Purchaser or from perfecting security or collateral of the Purchaser;

(d)
release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral or other security given by the Purchaser or any other Person with respect to any of the Guaranteed Obligations or matters contemplated by the Convertible Note;

(e)	accept compromises or arrangements from the Purchaser;

(f)
apply all monies at any time received from the Purchaser upon such part of the Guaranteed Obligations as Vendors may see fit or change any such application in whole or in part from time to time as Vendors may see fit; and

(g)	otherwise deal with, or waive or modify the right of the Vendors to deal with the Purchaser as Vendors may see fit.

4.5 Acknowledgement and Representations and Warranties

Guarantor hereby acknowledges communication of the terms of the Convertible Note and of all the provisions therein contained and consents to and approves the same.  Guarantor hereby represents and warrants that there are no conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived.  Guarantor has, independently and without reliance upon Vendors and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee.  Guarantor has established adequate means of obtaining from the Purchaser on a continuing basis information pertaining to (and is now, and on a continuing basis will be, completely familiar with) the financial condition, operations, properties and prospects of the Purchaser.

4.6 Accounts

Guarantor shall be bound by any account settled between the Purchaser and any Guaranteed Party, and, if no such account has been so settled immediately before demand for payment under this Guarantee, any account stated by Vendors shall be accepted by Guarantor as prima facie evidence in the absence of manifest error of the amount which at the date of the account so stated is due by the Purchaser to the Guaranteed Parties, or remains unpaid by the Purchaser to any Guaranteed Party.

SECTION 5  – NOTICE

5.1 Notice

Unless otherwise specified herein, notices, consents, directions, approvals, reports, appraisals, financial information, instructions, requests and other communications (each a “Notice”) including under Section 6.1, to a party must be given in writing and delivered personally or by courier, sent by prepaid registered mail or transmitted by fax to such party as follows:

(a)           if to the Guarantor:

19655 Descartes

Foothill Ranch, California

USA

92610

Attention:                     Mr. Nicholas Toms, Chief Executive Officer

Fax number:                  949-215-9642

with a copy (which will not constitute notice) to:

McMillan LLP

Brookfield Place, 181 Bay Street

Suite 4400

Toronto, Ontario

M5J 2T3

Attention:                     Mr. Wayne D. Gray

Fax number.:                 416-865-7048

(b)           if to the Vendors:

3170 Harvester Road

Burlington, Ontario

L7H 3W8

Attention:                     Ms. Karen Dalicandro

Fax number:                  905-634-7271

with a copy (which will not constitute notice) to:

Gardiner Roberts LLP

Scotia Plaza, 40 King Street West

Suite 3100

Toronto, Ontario

M5H 3Y2

Attention:                     Mr. Robert J. Picard

Fax number:                  416-865-6636

or to any other address, fax number or person that the respective party hereto designates.  Any notice, if delivered personally or by courier, will be deemed to have been given when actually received, if transmitted by fax on a Business Day, will be deemed to have been given on the next Business Day.

SECTION 6  – MISCELLANEOUS

6.1 Submission to Jurisdiction; Service of Process

Without prejudice to the ability of the any party to enforce this Guarantee in any other proper jurisdiction, each party hereto irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario to determine all issues, whether at law or in equity, arising from this Guarantee.  To the extent permitted by Applicable Laws, each party hereto irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Guarantee in the courts of such Province or that the subject matter hereof may not be enforced in such courts and irrevocably agrees not to seek, and hereby waives any right to judicial review by any court which may be called upon to enforce the judgment of the courts referred to herein, of the substantive merits of any such suit, action or proceeding. Without preventing any other mode of service permitted by Applicable Laws, any document in an action or proceeding (including any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices specified in Section 5.1.

6.2 No Waiver

No failure by Vendors to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Guarantee, and this Guarantee shall continue in full force and effect with respect to any other then existing or subsequent default.

6.3 Remedies Cumulative

For greater certainty, the rights and remedies of Vendors under this Guarantee and the GSA are cumulative and are in addition to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by Vendors of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of, or to alter, affect or prejudice, any other right or remedy or other rights or remedies to which Vendors may be lawfully entitled for the same default or breach, and any waiver by Vendors of the strict observance, performance or compliance with any term, covenant, condition or agreement contained herein or in the Convertible Note and any indulgence granted thereby, shall be deemed not to be a waiver of any subsequent default.

6.4 Entire Agreement

This Guarantee, together with the Convertible Note, the GSA, the Apex Guarantee and all documents contemplated by or delivered under or in connection with the Purchase Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter and supersedes all prior agreements, negotiations, discussions, understandings, representations, warranties and undertakings, whether written or oral.

6.5 Successors and Assignees

This Guarantee shall be binding upon and enure to the benefit of Guarantor and Vendors and their respective successors, heirs, executors, personal and legal representatives and permitted assignees, except that Guarantor may not assign any of its obligations hereunder and the Vendor may only assign this Guarantee to an assignee of the Convertible Note.

6.6 Governing Law

This Guarantee shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

6.7 Submission to Jurisdiction

Without prejudice to the ability of the Vendors to enforce this Guarantee in any other proper jurisdiction, the Guarantor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of Ontario to determine all issues, whether at law or in equity, arising from this Guarantee.

6.8 Provisions Incorporated by Reference

The following provisions of the Purchase Agreement shall be incorporated by reference mutatis mutandis into this Guarantee:

(a)	Section 1.5 – Calculation of Time;

(b)	Section 1.7 – Additional Rules of Interpretation;

(c)	Section 8.8 - Amendment;

(d)	Section 8.10 – Severability; and

(e)	Section 8.13 – Counterparts and Facsimile.

[signature page follows]

IN WITNESS WHEREOF, this Guarantee has been duly executed as of the date first written above.

DECISIONPOINT SYSTEMS, INC.

By:	/s/
Name:
Title:

Schedule 1.1 – Definitions and Interpretation

A. Interpretation.

The following capitalized terms used in this Guarantee shall have the meanings given to them in the Purchase Agreement: “Apex Guarantee”, “Applicable Law”; “Business Day”; “Governmental Authority”; “GSA”, “Order”; and “Person”.

In addition, each term defined herein has the meaning indicated for such term below when used in this Guarantee:

Creditor Note has the meaning given to it in recital B of this Guarantee.

Guaranteed Obligations shall have the meaning given to it in Section 2.1 of this Guarantee.

Guaranteed Parties shall have the meaning given to it in Section 2.1 of this Guarantee.

Notice shall have the meaning given to it in Section 5.1 of this Guarantee.

Obligations shall mean the collective reference to the instalment of principal, interest and enforcement costs under the Convertible Note (including interest accruing at the then applicable rate under the Creditor Note after the date for payment of any instalment of the principal and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Purchaser, whether or not a claim for post-filing or post-petition interest  is allowed in such proceeding), whether due or to become due.

Purchase Agreement shall have the meaning given to it in recital A of this Guarantee.

Purchaser shall have the meaning given to it in recital A of this Guarantee.

Vendors shall have the meaning given to it in recital A of this Guarantee.

B. Conflict in Sale Documents. If there is any conflict between this Guarantee and the Purchase Agreement, each document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, the Purchase Agreement shall prevail. Where a payment obligation is set forth in any document and another document makes reference to the same payment obligation, payment shall be made without duplication.